Exhibit 99.1

SRAX Receives Positive Nasdaq Listing Determination

Los Angeles, California—(Newsfile Corp. – December 20, 2022) - SRAX, Inc. (NASDAQ: SRAX) (the “Company”), a financial technology company that unlocks data and insights for publicly traded companies through its SaaS platform, Sequire, today announced that the Nasdaq Hearings Panel has granted the Company’s request for continued listing on The Nasdaq Stock Market LLC (“Nasdaq”), subject to the Company evidencing full compliance with Nasdaq’s filing requirement by February 28, 2023, and including compliance with certain interim milestones. The Company is working to file its delinquent periodic reports with the Securities and Exchange Commission as soon as practicable and thereby timely evidence compliance with the terms of the Panel’s decision.

About SRAX

SRAX (NASDAQ: SRAX) is a financial technology company that unlocks data and insights for publicly traded companies. Through its premier investor intelligence and communications platform, Sequire, companies can track their investors’ behaviors and trends and use those insights to engage current and potential investors across marketing channels. For more information on SRAX, visit srax.com and mysequire.com.

Cautionary Statement Regarding Forward-Looking Information:

This news release contains “forward-looking statements’’ made pursuant to the “safe harbor” provisions of the Private Securities Litigation Reform Act of 1995. Such forward-looking statements relate to future, not past, events and may often be identified by words such as “expect,” “anticipate,” “intend,” “plan,” “believe,” “seek” or “will.” Forward-looking statements by their nature address matters that are, to different degrees, uncertain. Specific risks and uncertainties that could cause our actual results to differ materially from those expressed in our forward-looking statements include risks inherent in our business, and our need for future capital. Actual results may differ materially from the results anticipated in these forward-looking statements. Additional information on potential factors that could affect our results and other risks and uncertainties are detailed from time to time in SRAX’s periodic reports filed with the Securities and Exchange Commission (SEC), including its Annual Report on Form 10-K for the year ended December 31, 2021, its Quarterly Reports on Form 10-Q as well as and in other reports filed with the SEC. We do not assume any obligation to update any forward-looking statements.

Contact

Investors@srax.com